UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

May 15, 2006

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2200 Winter Springs Blvd, Suite 106-130, Oviedo, Florida 32765

(Address of principal executive offices) (Zip code)

(407) 679 9463

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Asconi Corporation (“Company”) has incurred significant decrease in revenues during the month of April 2006 resulting from the ban on the importation of all wines from the Republics of Moldova and Georgia into the Russian Federation, which is the Company’s primary market. The Company assessed that should the ban continue on an ongoing basis, its 2006 revenues may decrease by approximately 75 – 80 percent as compared to 2005. As a result of declining revenues due to the ban on shipments into the Company’s primary market, the Company may experience cash flow difficulties and will be heavily reliant on revenues from its other markets as well as on securing additional financing to support its ongoing operations. There is no assurance that the Company will be able to generate sufficient revenues from its markets other than the Russian Federation, or secure additional financing to support its ongoing operations. There is no certainty at this time if and when the ban on shipments into the Russian Federation will be lifted.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: May 15, 2006	By:	/s/ Nicolae Sterbets
Nicolae Sterbets
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
None